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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                                                                                                  For the Nine Months
PIONEER HI-BRED INTERNATIONAL --------------For the Years Ended August 31,--------------------     Ended May 31,           Sep 21
                             1992       1993        1994        1995        1996        1997         1997       1998        1998
                         ---------------------------------------------------------------------  ----------------------  ------------
SELECTED BALANCE SHEET ITEMS                                                                          (Unaudited)


Accounts Receivable                                             $163,000    $208,000    $256,000              $ 561,000
Inventory                                                        426,000     382,000     440,000                414,000
Current Assets               703,000     717,000     742,000     770,000     784,000     901,000              1,326,000
Current Liabilities          286,000     261,000     282,000     280,000     288,000     329,000                479,000
Working Capital              417,000     456,000     460,000     490,000     496,000     572,000                847,000
Short Term Debt                                                   58,000      13,000      91,000                 56,000
Current Maturities LTD                                            53,000      12,000       6,000                  4,000
L T Debt and Preferred St     74,000      68,000      66,000      18,000      25,000      19,000                 17,000
Com Stckhldrs' Equity        799,000     825,000     881,000     913,000   1,018,000   1,148,000               1,399,000
Total Capitalization         873,000     893,000     947,000     931,000   1,043,000   1,167,000               1,416,000
Total Assets               1,216,000   1,221,000   1,253,000   1,293,000   1,422,000   1,603,000               2,013,000

SELECTED INCOME STATEMENT ITEMS

Sales                      1,262,000   1,343,000   1,479,000   1,532,000   1,721,000   1,784,000  1,642,000    1,698,000
Cost of Goods Sold           622,000     643,000     606,000     642,000     727,000     771,000    700,000      716,000
Gross Profit                 640,000     700,000     873,000     890,000     994,000   1,013,000    942,000      982,000
Other Income                                          19,000      24,000      22,000      22,000     16,000       50,000
Interest Expense                                      11,000      13,000      11,000       8,000      6,000        9,000
Deprec and Amor Exp                                   75,000      74,000      77,000      89,000     64,000       64,000
Sell, Gen & Admin Exp                                458,000     480,000     511,000     504,000    401,000      420,000
Other Operating Expenses                              69,000     130,000     136,000     146,000    103,000      115,000
Other Expenses                                         7,000       2,000       8,000       7,000      2,000        3,000
Pre-Tax Income               239,000     223,000     347,000     289,000     350,000     370,000    446,000      485,000
Taxes                         87,000      86,000     134,000     106,000     127,000     127,000    161,000      166,000
N I From Continuing Ops      152,000     137,000     213,000     183,000     223,000     243,000    285,000      319,000
Dis Ops  Extrao                    0     (17,000)          0           0           0           0          0            0
Net Income                   152,000     120,000     213,000     183,000     223,000     243,000    285,000      319,000
EBITDA                                               433,000     376,000     438,000     467,000    516,000      558,000

SELECTED LIQUIDITY, COVERAGE & LEVERAGE RATIOS

Current Ratio                   2.46        2.75        2.63        2.75        2.72        2.74                  2.77
Collection Period (Days)                                           38.83       39.34       47.47          *      81.03 *
Inventory Turnover                                                  1.51        1.80        1.88          *       1.84 *
Sales/Assets (Avg.)             1.04        1.10        1.20        1.20        1.27        1.18          *       1.02 *
EBIT/Interest                                          32.55       23.23       32.82       47.25          *      38.18 *
EBITDA/CMLTD+Interest                                               5.70       19.04       33.36          *      33.93 *
Equity/Assets (Avg.)            0.66        0.67        0.69        0.70        0.71        0.72                  0.70
Equity/Ttl.Capitalization       0.92        0.92        0.93        0.96        0.98        0.98                  0.99

SELECTED PROFITABILITY RATIOS

N I Cont. Ops./Sales           12.04%      10.20%      14.40%      11.95%      12.96%      13.62%   13.72%*      15.05%*
N I Cont. Ops./Avg. Equit      19.02%      16.87%      24.97%      20.40%      23.10%      22.44%         *      21.75%*
N I Cont. Ops/Avg. Assets      12.50%      11.24%      17.22%      14.38%      16.43%      16.07%         *      15.32%*
Gross Profit/Sales             50.71%      52.12%      59.03%      58.09%      57.76%      56.78%   57.37%       57.83%
Operating Expenses/Sales                               35.63%      39.82%      37.59%      36.43%   30.69%       31.51%
Taxes/Pre-Tax Income           36.40%      38.57%      38.62%      36.68%      36.29%      34.32%   36.10%       34.23%

SELECTED EARNINGS AND PRICING RATIOS                                                                  (Unaudited)

LTM EPS From Cont Ops          $0.56       $0.51       $0.80       $0.72       $0.89       $0.98    $1.01        $1.09    $1.09 **
Wtd Avg EPS Cont Ops5 Yr                                                                   $0.85                          $0.85 ***
Forecasted Next Year EPS (8/99)                                                                                           $1.31
Fully Diluted EPS (As Rep      $0.56       $0.45       $0.80       $0.72       $0.89       $0.98    $1.15        $1.26
Dividend Per Share             $0.13       $0.17       $0.20       $0.24       $0.28       $0.32    $0.23        $0.26    $0.36 ****
Dividend Yield                                                                              1.11%                          1.15%
Percentage Payout              23.81%      37.31%      24.58%      32.87%      30.97%      32.20%   20.00%       20.63%   32.93%
Last 12 Months Sales / Sh      $4.63       $4.97       $5.56       $6.04       $6.90       $7.23                 $7.27    $7.27 **
Last 12 Months EBITDA / Share                          $1.63       $1.48       $1.75       $1.89                 $2.01    $2.01 **
Book Value Per Share           $2.95       $3.08       $3.41       $3.65       $4.12       $4.65                 $5.79    $5.79 **
Price Per Share                                                                           $28.56                         $31.44
Invested Capital Per Share                                                                $29.03                         $31.76
Price / Share - LTM EPS  Contin Ops                                                        29.05 x                        28.75 x
Price / Share - Wt Avg EPS Cont Ops 5 yrs                                                  33.58 x                        36.96 x
Price / Share - Forecasted EPS                                                                                            24.00 x
Price / Share - Book Value / Share                                                          6.14 x                         5.43 x
Price / Share - Sales / Share LTM                                                           3.95 x                         4.33 x
Price / Share - EBITDA / Share LTM                                                         15.10 x                        15.64 x
Invest Cap / Share - Sales / Share LTM                                                      4.02 x                         4.37 x
Invest Cap / Share - EBITDA / Share LTM                                                    15.35 x                        15.80 x
End of Period Shares Outstanding                             250,460,487 247,166,634 246,668,805              241,580,492
Wtd Aver Shs Outstand    272,400,000 270,300,000 265,800,000 253,500,000 249,600,000 246,900,000  247,600,000 253,200,000

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets (1,2,3,4,5 Yrs.)             0.41%       1.51%       2.07%       3.99%       5.68%
CAGR in Sales (1,2,3,4,5 Yrs.)              6.42%       8.26%       6.68%       8.06%       7.17%
CAGR in FD EPS Con Ops 1,2,3,4,5 Yrs       -8.93%      19.52%       8.74%      12.38%      11.92%
EPS Cont Ops 5 Year Aver                                                                   $0.78
EPS Cont Ops - 5 Year Std Dev                                                              $0.16
CAGR in F.D. EPS 1,2,3,4,5 Yrs            -20.24%      19.52%       8.74%      12.38%      11.92%
EPS 5 Year Aver                                                                            $0.77
EPS 5 Year Std Dev                                                                         $0.18



                                   EPS Cont. Ops. - Earnings per share before discontinued
                                       operations and/or extraordinary and nonrecurring items
                                   nmf - Not meaningful
                                   n/a - Not available
                                   * Annualized
                                   ** As of 5/31/98
                                   *** As of 8/31/97
                                   **** Indicated dividend rate

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